                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                  EXULT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   EXULT, INC.
                            4 Park Plaza, Suite 1000
                            Irvine, California 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 17, 2001

         The annual meeting of stockholders of Exult, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California on May 17, 2001 at 9:00 a.m. local time, to consider and act upon the following matters:

         1. To elect three Class 1 directors of the Company to serve for the ensuing three years; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on April 2, 2001 as the record date for determining stockholders entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. A proxy statement is enclosed; please read it carefully. Proxies are being solicited by the Board of Directors of the Company.

         All stockholders are cordially invited to attend the meeting. You are urged to sign, date and complete the enclosed proxy card and return it promptly in the enclosed envelope even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card.


                                                  By the order of the Board
                                                    of Directors


                                                  /s/ BRIAN W. COPPLE
                                                  ------------------------------
                                                      Brian W. Copple
                                                      Secretary


Irvine, California
April 16, 2001

                                   EXULT, INC.
                            4 Park Plaza, Suite 1000
                            Irvine, California 92614
                                 (949) 250-8002

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 17, 2001

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Exult, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, on Thursday, May 17, 2001, at 9:00 a.m., local time and at any postponements and adjournments thereof. This proxy statement and the accompanying proxy card will be first mailed to the Company's stockholders on or about April 16, 2001.

         The expense of preparing, assembling, and mailing these proxy materials and the cost of soliciting proxies will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company, who will not receive any additional compensation for such solicitation.

                                     VOTING

         The close of business on April 2, 2001 is the record date for the determination of stockholders entitled to notice of the meeting and to vote at the meeting. On that date there were 91,242,389 shares of the Company's common stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the shares of common stock outstanding on the record date and entitled to be voted at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof. Affiliates of General Atlantic Partners, LLC own more than 50% of the Company's outstanding Common Stock and accordingly will be able to elect directors to fill available vacancies, and to determine whether any other proposals brought before the meeting for stockholder action are approved.

         Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For any proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes (up to three directors) will be elected.

         Each properly submitted proxy will be voted in accordance with the stockholder's instructions contained therein. Any proxy that is signed and returned by a stockholder without specifying a vote will be voted in favor of the election of the nominees named in this proxy statement.

         In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly brought up for consideration at the meeting. Any stockholder who submits a proxy may revoke it at any time before it is voted at the meeting by submitting a written notice of revocation to the Secretary of the Company or by filing with the Company a valid proxy bearing a later date. A proxy will not be voted if the stockholder who submitted it attends the meeting and elects to vote in person.

"DIRECTORS AND EXECUTIVE OFFICERS"

         Portions of this Proxy Statement under the headings "Director Nominees," "Continuing Directors," "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation," and "Certain Relationships and Related Transactions" are incorporated by reference into Items 10-13 of Part III of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Company's bylaws provide for division of the Board of Directors into three classes, with each class consisting of approximately one-third of the total number of directors and serving a staggered three-year term. The Company currently has three Class 1 directors, two Class 2 directors, and three Class 3 directors, whose terms will expire, respectively, at the 2001, 2002, and 2003 annual meetings of stockholders (in all cases subject to the election/appointment and qualification of their successors or their earlier death, resignation, or removal). At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms then expire. The Class 1 directors elected at the 2001 annual meeting of stockholders will serve until the 2004 annual meeting of stockholders (subject to the election/appointment and qualification of their successors or their earlier death, resignation, or removal).

         THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO ELECT MARK F. DZIALGA, MICHAEL A. MILES AND THOMAS J. NEFF AS CLASS 1 DIRECTORS, UNLESS THE AUTHORITY TO VOTE FOR THEIR ELECTION IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. Messrs. Dzialga, Miles and Neff are currently Class 1 directors and have indicated their willingness to serve if elected. However, if they are unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

         The following sets forth, for the Class 1 nominees and for each director whose term continues after the annual meeting, his name and age, his positions and offices with the Company, his previous principal occupations and business experience, the names of any other public companies for which he is a director, the year he became a director of the Company, and the year his current term as a director of the Company will expire.

                                DIRECTOR NOMINEES

NOMINEES FOR CLASS 1 DIRECTORS - NEW TERM TO EXPIRE 2004:

         MARK F. DZIALGA, 36, is currently a managing member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments on a global basis. Mr. Dzialga has been with General Atlantic Partners LLC since July 1998 and was the co-head of the Merger Technology Group at Goldman, Sachs & Co. from 1990 to 1998. Mr. Dzialga is a director of several private information technology companies. Mr. Dzialga received an M.B.A. degree from the Columbia University School of Business and a B.S. degree in Accounting from Canisius College. Mr. Dzialga was elected to the Board in 2000 and is a member of the audit & finance committee.

         MICHAEL A. MILES, 61, is the former Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., having served in that position from September 1991 to July 1994. Prior to assuming that position, Mr. Miles was Vice Chairman and a member of the Board of Directors of Philip Morris Companies Inc. and Chairman and Chief Executive Officer of Kraft General Foods, Inc., positions he held from December 1989. Mr. Miles also is a Special Limited Partner in the investment firm of Forstmann Little & Co. and is the non-executive chairman of Community Health Systems, a hospital management company owned by Forstmann Little & Co. He is also a member of the boards of directors of Dell Computer Corporation, Morgan Stanley Dean Witter, Sears, Roebuck and Co., Time Warner Inc., The Allstate Corporation and Interpublic Group of Companies, Inc. Mr. Miles was elected to the Board in 1999 and is a member of the audit & finance committee.

         THOMAS J. NEFF, 63, has been the Chairman of Spencer Stuart, U.S., an executive search consulting firm, since October 1996, and has been employed with Spencer Stuart since 1976, including as President from 1979 until October 1996. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier he was a management consultant with McKinsey & Company in New York and Australia. Mr. Neff is a director of ACE Limited and the Lord Abbett Mutual Funds. Mr. Neff received his M.B.A. degree from Lehigh University and a B.S. in Industrial Engineering from Lafayette College. Mr. Neff was elected to the Board in 2000 and is a member of the compensation committee.

                              CONTINUING DIRECTORS

CLASS 2 DIRECTORS -TERM EXPIRES 2002:

         JOHN R. OLTMAN, 56, has served as the President of JRO Consulting Inc. since 1995, in which role he serves as director, advisor and investor in leading technology companies and investment firms. From February 1996 through August 1997, Mr. Oltman served as Executive Chairman and senior member of the Executive Committee of TSW International, a global leader in asset care software and services. From June 1991 to November 1995, Mr. Oltman served as the Chairman and Chief Executive Officer of SHL Systemhouse, a large provider of client/server systems integration and technology outsourcing. Before joining SHL Systemhouse, Mr. Oltman was the world-wide managing partner responsible for systems integration and outsourcing services for Andersen Consulting. Mr. Oltman serves as the Vice-Chairman of Lante Corporation and Chairman of XOR, Inc. and Evolve Software, Inc., and serves as a director for Alysis Technologies, Inc. and Premier Systems Integrators, Inc. Mr. Oltman received a B.S. degree from University of Illinois and an M.B.A. degree from Northwestern University's Kellogg School of Management. Mr. Oltman was elected to the Board in 1999 and is a member of the audit & finance committee.

         A. MICHAEL SPENCE, 57, has served as a partner of Oak Hall Venture Partners, a venture capital firm, since September 2000. Mr. Spence served as Dean of the Graduate School of Business at Standard University from July 1990 until August 1999, and as a professor at the Graduate School of Business from August 1999 to August 2000. From 1975 to 1990, Mr. Spence served as a Professor of Economics and Business Administration at Harvard University. From 1984 to 1990, Mr. Spence served as the Dean of the Faculty of Arts and Sciences at Harvard University. In 1983, he was named Chairman of the Department of Economics and Business Administration at Harvard University. From 1973 to 1975, Mr. Spence served as an Associate Professor of Economics at Stanford University. Mr. Spence currently serves on the Boards of Directors of Siebel Systems, Inc., General Mills, Inc., Nike, Inc., Blue Martini Software, and Torstar. Mr. Spence has a B.A. degree from Princeton University, a B.S. degree and an M.A. degree from Oxford University and a Ph.D. in Economics from Harvard University. Mr. Spence was elected to the Board in 1999 and is a member of the audit & finance committee and the compensation committee.

CLASS 3 DIRECTORS - TERM EXPIRES 2003:

         J. MICHAEL CLINE, 41, served as Chairman of the Board of the Company until February 2000. Since December 1, 1999, Mr. Cline has been the Managing Partner of Accretive Technology Partners, LLC, a private investment company focused on building market leaders in the software, IT services and business process outsourcing markets. From 1989 to 1999, Mr. Cline served as a Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments on a global basis. From 1986 to 1989, Mr. Cline helped found AMC, a software company that was later sold to Legent Corporation. Prior to AMC, Mr. Cline was an associate at McKinsey & Company. Mr. Cline currently serves as a director of Manugistics Group, Inc., Brio Technology, Inc., FirePond, Inc., and EXE Technologies, Inc., as well as a number of private technology companies. Mr. Cline is also a Trustee of the Wildlife Conservation Society. Mr. Cline received an M.B.A. degree from Harvard Business School and a B.S. degree from Cornell University. Mr. Cline was elected to the Board in 1998 and is a member of the compensation committee and the nominating & governance committee.

         STEVEN A. DENNING, 52, is currently the Executive Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments on a global basis, and has been with General Atlantic Partners, LLC since 1980. Mr. Denning is a director of Eclipsys Corporation, Manugistics Group, Inc., EXE Technologies, Inc., Infogrames, Inc. and two private information technology companies. Mr. Denning received an M.B.A. degree from Stanford Graduate School of Business, an M.S. degree from the Naval Graduate School in Monterey, California and a B.S. degree from the Georgia Institute of Technology. Mr. Denning was elected to the Board in 1998 and is a member of the compensation committee and the nominating & governance committee.

         JAMES C. MADDEN, V, 39, has been the Company's Chief Executive Officer and President since November 1998 and the Chairman since February 2000. Mr. Madden served as the Corporate Chief Financial Officer at MCI Systemhouse, the outsourcing unit of MCI, from June 1997 to November 1998. From June 1995 to June 1997, Mr. Madden served as the President of the U.S. and Latin American Divisions, and from January 1994 to June 1995, he was the General Manager of MCI Systemhouse's Pacific Region. He first joined MCI Systemhouse in 1993 as Vice President and Managing Director of the Los Angeles office. Prior to joining MCI Systemhouse, Mr. Madden was a Principal at Booz-Allen & Hamilton from 1991 to 1993. Mr. Madden began his career with Andersen Consulting, where he created and led Andersen's first outsourcing practice on the west coast. Mr. Madden received his B.B.A. degree in Finance and B.A. degree in Geology from Southern Methodist University. Mr. Madden was elected to the Board in 1998.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an audit & finance committee, a compensation committee and a nominating & governance committee. The Board of Directors has adopted a written charter for each committee. The charter of the audit & finance committee is attached as Appendix A to this proxy statement.

         During 2000, the Board of Directors met in person six times and took action eight times by written consent in lieu of a meeting. The audit & finance committee met two times. The compensation committee met twice and took action three times by written consent in lieu of a meeting. The nominating & governance committee did not meet in 2000. Each of the directors attended 75% or more of the meetings of the Board of Directors and the committees on which he served.

         Audit & Finance Committee - The audit & finance committee consists of Messrs. Dzialga, Miles, Oltman and Spence. All members of the committee other than Mr. Dzialga are "independent" directors under the National Association of Securities Dealers, Inc. listing standards applicable to the Company. Mr. Dzialga is not "independent" because he is employed by an affiliate of General Atlantic Partners, LLC, whose affiliates in turn own a majority of the Company's outstanding common stock. Consistent with the NASD listing standards, the Company's Board of Directors determined that the best interests of the Company and its stockholders are served by an audit & finance committee that includes both three independent members, consistent with applicable listing standards, and Mr. Dzialga, whose business and financial experience will assist the committee in fulfilling its responsibilities. The members of the board concluded that the three independent members of the committee provide appropriate balance, and that Mr. Dzialga's relationship with General Atlantic Partners, LLC will not interfere with his exercise of independent judgment.

         The audit & finance committee assists the Board of Directors with its responsibilities as related to the accounting, reporting and financial practices of the Company and reviews the Company's internal controls, accounting and audit activities, and financial policies in general. The audit & finance committee also recommends the appointment of and evaluates the independence of the Company's independent auditors, reviews the audit procedures and other services provided by the Company's auditors, and reviews the Company's financial statements and the results of auditor's reports.

         Compensation Committee - The compensation committee consists of Messrs. Cline, Denning, Neff and Spence. The compensation committee reviews and makes recommendations to the Board of Directors on matters relating to director and employee compensation and benefits, and reviews and approves salaries, benefits, bonuses and equity incentives for all executive officers. The compensation committee also administers the Company's equity incentive and stock option plans.

         Nominating & Governance Committee - The nominating & governance committee consists of Messrs. Cline and Denning. The nominating & governance committee identifies, screens and recommends qualified candidates to serve as directors of the Company and maintains oversight of the operation and effectiveness of the Board of Directors, as well as certain corporate governance functions. The nominating & governance committee will consider nominees for director recommended by stockholders if the procedures described in "Other Business; Stockholder Proposals" are followed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Cline, Denning, Neff and Spence are not current or former officers or employees of Exult, Inc. or any of its subsidiaries, except that Mr. Cline served as Chairman of the Board for the first 14 months after the Company's formation. There are no compensation committee interlocks between Exult, Inc. and other entities involving Exult's executive officers and board members who serve as executive officers or board members of the other entities.

         In October 2000, the Company paid approximately $116,000 to Accretive Technology Partners, LLC for due diligence services Accretive Technology performed in connection with a potential business acquisition considered by the Company. J. Michael Cline, a director of the Company and a member of the compensation committee, is the Managing Partner of Accretive Technology Partners, LLC.

COMPENSATION OF DIRECTORS

         Our directors receive no cash compensation for serving on the Board of Directors or any board committee. However, directors are reimbursed for reasonable expenses incurred in attending board and committee meetings. Our directors have in the past received various option grants and opportunities to purchase shares of our Common Stock. It is anticipated that the Board of Directors will grant stock options to any newly appointed directors, with the number of shares subject to those options determined in the board's discretion at the time of grant based upon various factors, including the market value of the Company's Common Stock, the state of the Company's business, market conditions, director compensation at comparable companies, option levels for other directors of the Company, and any other compensation then payable by the Company to its directors. In addition, on the date of each annual stockholders' meeting each non-employee director who has served as a director for at least 180 days and is to continue as a non-employee director following that meeting will automatically receive an option to purchase up to 10,000 shares of Common Stock. The Board of Directors may, in its discretion, grant additional annual share options to nonemployee directors based upon various factors including those listed above. All stock options previously issued to directors have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest with respect to 25% of the underlying shares on the first anniversary of the date of grant, and with respect to the balance of the underlying shares in 36 equal monthly installments thereafter. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director. In the future, the Company may consider other forms of director compensation, including cash fees.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 31, 2000 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, and subject to applicable community property laws, each stockholder listed below has sole voting power and sole investment power with respect to shares shown as owned by such stockholder. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                             OPTIONS                     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(2)   SHARES(#)         (#)(2)         TOTAL(#)     OWNED(3)
----------------------------------------   ----------        -------       ----------    --------
Steven A. Denning(4)...................... 52,698,745         10,000       52,708,745      57.9

Mark Dzialga(4)........................... 52,698,745         10,000       52,708,745      57.9
Partnerships Affiliated with General
  Atlantic Partners, LLC(4)............... 52,698,745              0       52,698,745      57.9

Bank of America Corporation............... 10,000,000(5)           0       10,000,000      11.0

James C. Madden, V........................  8,794,334        898,600        9,683,184      10.5

BP International Limited..................  8,607,465              0        8,607,465       9.5

Stephen M. Unterberger....................          0      2,591,325        2,591,325       2.8

Kevin M. Campbell.........................          0        850,000          850,000        *

Douglas L. Shurtleff......................    100,000        532,575          632,575        *

Robert W. Gunn............................     50,000        385,680          435,680        *

John R. Oltman...........................     200,150         10,000          210,150(6)     *

Thomas J. Neff...........................           0        175,000          175,000        *

A. Michael Spence........................     127,695(7)      10,000          137,695        *

Michael A. Miles.........................           0        127,195          127,195        *

J. Michael Cline.........................      50,000(8)      10,000           60,000        *

All directors and executive officers
  as a group (17 persons)................  62,020,924      5,843,375       67,864,299      70.1

--------------
 *   Less than one percent.

(1) The address for each of the officers and directors is 4 Park Plaza, Suite 1000, Irvine, California 92614. The address for General Atlantic Partners, LLC and its affiliates is 3 Pickwick Plaza, Greenwich, Connecticut 06830. The address for BP International Limited is Britannic House, One Finsbury Circus, London England EC2M 7BA. The address for Bank of America Corporation is 100 North Tryon Street, Charlotte, North Carolina 28255.

(2) Represents shares of common stock that may be acquired pursuant to stock options exercisable as of or within 60 days after December 31, 2000. Some options are exercisable before vesting.

(3) Applicable percentage of ownership is based on 90,956,285 shares of Common Stock outstanding as of December 31, 2000, together with applicable stock options, if any, for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after December 31, 2000 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(4) Includes 52,698,745 shares held by the following General Atlantic partnerships: 25,186,335 shares held by General Atlantic Partners 54, L.P.; 6,025,715 shares held by General Atlantic Partners 57, L.P.; 11,689,365 shares held by General Atlantic Partners 60, L.P.; 4,191,300 shares held by GAP Coinvestment Partners, L.P.; and 5,606,030 shares held by GAP Coinvestment Partners II, L.P. Each of Messrs. Denning and Dzialga is a director of Exult, a managing member of General Atlantic Partners, LLC, and a general partner of each of GAP Coinvestment Partners L.P. and GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 54, L.P., General Atlantic Partners 57, L.P., and General Atlantic Partners 60, L.P. The general partners of GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. are also managing members of General Atlantic Partners, LLC. Each of Messrs. Denning and Dzialga disclaims beneficial ownership of the shares held by the General Atlantic partnerships, except to the extent of his pecuniary interest therein.

(5) Includes an exercisable warrant to purchase up to 5,000,000 shares of Common Stock.

(6) Shares and options are owned by JRO Consulting, Inc., which is affiliated with Mr. Oltman

(7)  Includes 10,500 shares owned by trusts for which Mr. Spence is trustee.

(8) Mr. Cline is the Managing Member of Accretive Associates I, LLC, which is the Managing Member of the limited liability company that owns the securities (Accretive Investors VI, LLC). Mr. Cline disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

                        FEES PAID TO INDEPENDENT AUDITORS

         Set forth below are the aggregate fees billed for professional services rendered to the Company by its independent auditors for fiscal 2000.


         Audit Fees                                                     $357,200

         Financial Information Systems Design
         and Implementation Fees                                          None

         All Other Fees                                                 $189,456
         (Includes primarily fees for advice regarding design and implementation of, U.K.-based compensation programs.)

         Total Fees                                                     $546,656

                     REPORT OF THE AUDIT & FINANCE COMMITTEE

April 16, 2001

         The Audit & Finance Committee has reviewed and discussed with the Company's management the Company's audited financial statements as of and for the year ended December 31, 2000.

         The Audit & Finance Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Audit & Finance Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with them their independence.

         Based on the reviews and discussions referred to above, the Audit & Finance Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                This Report was submitted by
                                                the Audit & Finance Committee

                                                John R. Oltman, Chair
                                                Mark F. Dzialga
                                                Michael A. Miles
                                                A. Michael Spence

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the fiscal year 2000 compensation for the Company's Chief Executive Officer, and for each of the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers").

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                            ANNUAL COMPENSATION                AWARDS
                                              -----------------------------------------     ------------
                                                                                               SHARES
  NAME AND PRINCIPAL                                                     OTHER ANNUAL         UNDERLYING         ALL OTHER
      POSITION                       YEAR     SALARY($)    BONUS ($)    COMPENSATION($)       OPTIONS(#)       COMPENSATION($)
  ------------------                 ----     ---------    ---------    ---------------      ------------      ---------------
James C. Madden, V,                  2000      450,000           --        11,449(4)            74,450            18,878(5)
  Chief Executive Officer            1999      504,808       22,893         9,243(4)           885,600            11,161(6)

Kevin M. Campbell,                   2000(1)   236,923           --            --            1,000,000           100,000(7)
  Operations President

Robert W. Gunn,                      2000      300,000       30,000            --               29,200             5,250(8)
  Senior Vice President,             1999(2)    31,818           --            --              435,680                --
  Client Leadership

Douglas L. Shurtleff,                2000      228,462           --            --               48,200             6,373(9)
  Executive Vice President           1999(3)    63,461        3,034            --              619,575                --
  Chief Financial Officer

Stephen M. Unterberger               2000      397,847           --        51,992(4)            68,200            60,026(10)
  Executive Vice President,          1999      323,918       22,989        19,916(4)         2,578,325            21,728(7)
  Development & Consulting

-------------------

 (1) Mr. Campbell joined the Company on May 30, 2000.

 (2) Mr. Gunn joined the Company on November 19, 1999.

 (3) Mr. Shurtleff joined the Company on September 3, 1999.

 (4) Reimbursement for taxes related to insurance premiums and/or relocation expenses.

 (5) Includes $13,824 for life and disability insurance premiums and $5,054 for 401(k) plan matching contributions.

 (6) Life and disability insurance premiums.

 (7) Relocation expenses.

 (8) 401(k) plan matching contributions.

 (9) Includes $1,123 for life insurance premiums and $5,250 for 401(k) plan matching contributions.

(10) Includes $15,495 for life and disability insurance premiums and $44,531 for relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding stock options granted to the Named Executive Officers during 2000.


                                                         INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                   --------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                    NUMBER OF        % OF TOTAL                                    RATE OF STOCK PRICE
                                    SECURITIES        OPTIONS                                       APPRECIATION FOR
                                    UNDERLYING       GRANTED TO      EXERCISE                       OPTION TERM ($)(3)
                                     OPTIONS         EMPLOYEES IN    PRICE PER       EXPIRATION    -----------------------
     NAME                            GRANTED        FISCAL YEAR(1)   SHARE($)         DATE(2)         5%           10%
     ----                           ----------      --------------  ---------       ----------    ---------    ----------
James C. Madden, V                    13,000                .17            9.62          2/14/10       78,649       199,313
                                       5,200                .07           10.00           6/1/10       32,702        82,874
                                      56,250                .75           15.19          9/27/10      537,351     1,361,753

Kevin M. Campbell                    850,000              11.37           10.00          5/30/10    5,345,604    13,546,810
                                      23,333                .31           15.19          9/27/10      222,898       564,867
                                     126,667               1.69            8.38         11/29/10      667,552     1,691,708

Robert W. Gunn                         5,200                .07           10.00           6/1/10       32,702        82,874
                                      24,000                .32           15.19          9/27/10      229,269       581,014

Douglas L. Shurtleff                  13,000                .17            9.62          2/14/10       78,649       199,313
                                       5,200                .07           10.00           6/1/10       32,702        82,874
                                      30,000                .40           15.19          9/27/10      286,587       726,268

Stephen M. Unterberger                13,000                .17            9.62          2/14/10       78,649       199,313
                                       5,200                .07           10.00           6/1/10       32,702        82,874
                                      50,000                .67           15.19          9/27/10      477,645     1,210,447

---------------------

(1) Based upon 7,474,989 total shares underlying all stock options granted in 2000.

(2) All options disclosed above with an expiration date of February 14, 2010 or May 30, 2010 were granted for ten-year terms pursuant to the Company's 1999 Stock Option/Stock Issuance Plan and are exercisable in full upon grant, subject to vesting of unexercised options and shares issued upon exercise prior to vesting at a rate of 25% of the option shares on the first anniversary of the grant date and the balance of the option shares in 36 equal monthly installments thereafter. Shares purchased under the 1999 plan upon exercise of unvested options are subject to repurchase by the Company at their initial purchase price to the extent not vested at the time of termination of employment. All options disclosed above with an expiration date of June 1, 2010, September 27, 2010 or November 29, 2010 were granted for ten-year terms pursuant to the Company's 2000 Equity Incentive Plan and vest and become exercisable with respect to 25% of the option shares on the first anniversary of the grant date and the balance of the option shares in 36 equal monthly installments thereafter.

(3) The potential realizable values listed are based on an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market value of its Common Stock. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

         The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during 2000 by the Named Executive Officers. This table also sets forth the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2000 and the aggregate gains that would have been realized had these options been exercised on that date.

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                              OPTIONS AT FY END(#)               FY END($)(1)
                               ACQUIRED ON         VALUE       -------------------------------  -----------------------------
     NAME                     EXERCISE(#)(2)   REALIZED($)(3)  EXERCISABLE(4)    UNEXERCISABLE  EXERCISABLE(4)  UNEXERCISABLE
     ----                     --------------   --------------  --------------    -------------  --------------  -------------
James C. Madden, V                  --                 --          898,600           61,450       10,340,046       16,900

Kevin M. Campbell                   --                 --          850,000          150,000        2,762,500      616,868

Robert W. Gunn                  50,000            371,500          385,680           29,200        4,504,742       16,900

Douglas L. Shurtleff            71,840            928,179          532,575           35,200        6,567,923       16,900

Stephen M. Unterberger              --                 --        2,591,325           55,200       33,584,163       16,900

---------------------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 29, 2000 (the last trading day of 2000). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $13.25. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2)  Shares acquired upon exercise of stock options in 2000.

(3) Calculated as the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise, for each share acquired upon exercise. Includes shares acquired upon exercise of unvested options and/or shares acquired but not sold; accordingly, "value realized" does not necessarily equate to sales proceeds received.

(4) Numbers of shares and value computations for "exercisable" options include options issued under the Company's 1999 Stock Option/Stock Issuance Plan that are exercisable before vesting. Unvested shares may not be sold.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         The Company is party to an Employment Agreement, a Severance Agreement and a Stock Option Addendum with each of the Named Executive Officers. The terms and conditions of each such agreement are described below.

         Employment Agreements. Each of the employment agreements provides for at-will employment with a base salary of $450,000 for Mr. Madden, $400,000 for Mr. Campbell, $300,000 for Mr. Gunn, $240,000 for Mr. Shurtleff, and $400,000 for Mr. Unterberger. The base salary may be increased or decreased in the Company's discretion, provided that base salary decreases more than once in any 365-day period, by more than 15% in any year or below the salary specified above would entitle the executive to resign with Good Reason under his Severance Agreement. The employment agreements provide that executive incentive compensation programs are subject to the Company's discretion. Other benefits provided for in the employment agreements include eligibility to participate in insurance programs, and a death benefit of one year's salary and a minimum disability benefit of 180 days' salary if those benefits are not provided through insurance provided by the Company.

         Severance Agreements. Each of the severance agreements provides severance benefits if either the Company terminates the executive's employment without Cause or the executive resigns with Good Reason. Severance benefits include one year's salary, one year's bonus (equal to at least half of annual salary), reimbursement for COBRA premiums for one year for the executive and his eligible dependents, and one year's option vesting. The severance agreements also permit the Company to designate competitors for which the executive may not work for one year. The severance agreements further provide that the Company will be entitled to cease severance payments to the executive, recover cash severance payments made to executive under the agreement, cancel any unexercised stock options that vested pursuant to the agreement, and rescind any exercise of stock options that vested pursuant to the severance agreement if, at any time before the third anniversary of the termination of executive's employment, the executive materially breaches any contractual, legal or fiduciary obligation to the Company and fails to cure such breach within the cure period or disparages in any material way the Company or certain specified individuals and entities. "Cause" for termination by the Company is generally defined to include violation of Company policies or legal or contractual duties to the Company, or willful misconduct, gross negligence, or refusal to perform duties. "Good Reason" for resignation by the executive is generally defined to include the resignation by the executive in connection with material uncured breach by the Company of the executive's employment agreement or other legal duties to the executive, significant relocation, diminution of responsibilities, reduction of salary more than once in any 365-day period, by more than 15% in any year, or below the salary specified above, or reduction of bonus participation disproportionately to other executives. The benefits provided to executive under the severance agreements are contingent upon the executive's execution and delivery to the Company of a release of claims.

         Stock Option Addenda. Each Stock Option Addendum provides for the immediate vesting of all of the executive's unvested stock options (and for all shares issued upon exercise of unvested options to become free of repurchase rights) if the executive's employment is terminated by the Company without Cause or the executive resigns with Good Reason within 60 days before or 548 days after a change in control, defined to include a third party acquisition of more than 50% of the Company's Common Stock, change in majority composition of the Company's Board of Directors without approval by incumbent directors, sale of substantially all of the Company's assets, reorganization of the Company resulting in at least 50% new ownership, or liquidation. The Stock Option Addenda also provide that the Company will pay an additional amount to the executive that is designed to cover any excise tax on excess parachute payments that the executive becomes obligated to pay as a result of benefits provided to the executive under the Stock Option Addendum or another agreement by or plan of the Company or any affiliate of the Company. The benefits provided to each executive under the Stock Option Addendum are contingent upon the executive's execution and delivery to the Company of a release of claims.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors administers compensation programs, including stock incentive plans, for the Company's executive officers. The Company's current executive compensation policy is to
(i) provide base cash compensation at levels that are adequate to attract, retain and motivate high quality executives but somewhat below competing cash compensation available to the Company's executives in the market, (ii) pay cash incentives only based upon individual and/or Company performance, and (iii) emphasize stock options to align the interests of the Company's executive officers with those of its stockholders and give executives the opportunity to be compensated through strong performance for the risk of working for below-market base salaries. The Compensation Committee believes this approach is appropriate at this time because the Company is newly formed and has not yet achieved profitability.

EXECUTIVE COMPENSATION PROGRAMS

         The Company's executive compensation program consists of three principal elements: base salary, cash bonus, and stock options. The Compensation Committee sets the annual base salary for executive officers based upon historical compensation levels of the executives, their past performance and expected future contributions, and generally available market compensation information.

         The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of financial targets set at levels consistent with market expectations for Company performance. With the exception of one cash bonus payment made pursuant to pre-existing contractual requirements, no cash incentive payments were paid to executive officers for 2000 because sufficient incentive was determined to exist through granted stock options.

         Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options align the interests of executive officers with the interests of stockholders due to the fact that the executive can realize a gain only if the Company's stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers previous contributions of each executive, the responsibilities to be assumed in the future, appropriate incentives for the promotion of the long-term growth of the Company, the executive's position within the Company, the amount of cash compensation paid, and generally available market compensation information. It has been the Company's practice to fix the price of the options at the fair market value on the date of the grant, thereby making the executive's value realized tied directly to gains realized by the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Madden's employment contract provides for a base salary of $450,000. Mr. Madden's salary was established by reference to market compensation rates for similarly experienced and skilled CEOs and in light of the Company's relatively early stage of development; it represents a significant reduction in the compensation he earned in his prior position. This has been balanced by his equity position in the Company. Mr. Madden did not receive a cash bonus for the last fiscal year as stock and options were deemed a sufficient reward for his and the Company's performance. Option grants made to him in the last fiscal year were commensurate with option grants made to other management level employees in connection with the Company's IPO and in recognition of the Company's strong performance during the year and non-payment of cash incentives. In fiscal 2000, in addition to staging a successful IPO, the Company tripled its revenue backlog, maintained strong stock price performance under challenging market conditions, made significant progress in the buildout of its service infrastructure, and achieved key milestones in client service delivery. However, notwithstanding these achievements, the Committee determined that any cash incentives or salary increase for Mr. Madden would be inconsistent with the Company's goals of conserving capital and achieving profitability in 2002. The Committee determined, in consultation with Mr. Madden, that his existing equity stake in the Company provides adequate incentives for continued strong performance. This philosophy and conclusion apply to the other executive officers of the Company, and will be revisited next year.


                                                This Report was submitted by the
                                                Compensation Committee

                                                J. Michael Cline, Chair
                                                Steven A. Denning
                                                Thomas J. Neff
                                                A. Michael Spence

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since the beginning of 2000, there has not been, nor is there any currently proposed, transaction in which the Company was or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, nominee for election as a director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family or any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements described in "Compensation Committee Interlocks and Insider Participation" and "Executive Compensation" and the transactions described below.

FOUNDER'S STOCK

         In April 1999, the Company sold 8,856,000 shares of Common Stock for an aggregate purchase price of $39,361 to James Madden, the Chief Executive Officer, President and Chairman of the Board. At the time of the sale, 922,500 of the shares were vested and the remaining 7,933,500 were unvested. The unvested shares vest at the rate of 184,500 shares per month as long as Mr. Madden remains employed by Exult. If Mr. Madden resigns his employment voluntarily or if the Company terminates his employment with cause, the Company has the right to repurchase any or all of the shares that have not vested at that time at a price of $.004 per share. If the Company terminates Mr. Madden's employment without cause, the Company has the right to repurchase up to half of the shares that have not vested at that time. General Atlantic Partners, LLC will have a right to purchase any unvested shares that the Company has a right to purchase but does not purchase upon termination of Mr. Madden's employment. If the Company terminates Mr. Madden's employment without cause, or Mr. Madden resigns his employment with good reason, within 60 days before or 548 days after a change in control, all repurchase rights of the Company and General Atlantic Partners, LLC will lapse. As of April 1, 2001, 3,505,500 of Mr. Madden's shares remained unvested. All of the shares will have vested as of December 1, 2002 if Mr. Madden remains employed with Exult until that time.

BP INTERNATIONAL LIMITED

         In December 1999, the Company entered into agreements to provide human resources management services to BP International Limited and two of its affiliates. The contracts with bp are expected to result in aggregate revenue to Exult of approximately $600 million over the anticipated initial term if Exult implements and performs according to its plans, although the actual amount may be less based upon a number of factors, including failure to extend the Company's services as broadly through the client's organization as expected, and bp's right to terminate the agreements for convenience beginning in 2002, or at any time for the Company's material breach or significant and repeated performance failures.

         In December 1999, the Company granted BP International Limited warrants to purchase up to 3,339,220 shares of Common Stock at an exercise price of $1.57 per share, and warrants to purchase up to 667,844 shares of Series C Preferred Stock, convertible into an aggregate of 3,339,220 shares of Common Stock, at an initial exercise price of $10.28 per share, increasing daily at an annual rate of 12%, compounded daily, following the date of issuance of the warrant. BP Amoco exercised these warrants effective in April 2000 for an aggregate exercise price of $12,435,255 and the Company issued the shares of Series C Preferred Stock and Common Stock underlying these warrants in May 2000. In February 2000, the Company sold 385,805 shares of Series C Preferred Stock, convertible into an aggregate of 1,929,025 shares of Common Stock, at a price of $10.28 per share to BP International Limited pursuant to pre-emptive rights. All of the Preferred Stock converted into Common Stock upon completion of the Company's initial public offering in June 2000.

BANK OF AMERICA CORPORATION

         In October 2000, the Company sold to Bank of America Corporation 5,000,000 units, each consisting of one share of Common Stock and a warrant to buy one additional share of Common Stock. Each warrant is exercisable for three years at $11.00 per share. The purchase price for the 5,000,000 units was $55,000,000, of which $11,000,000 was paid in cash and the remainder in prepaid rent and intangible assets.

         In November 2000, the Company entered into an agreement with Bank of America Corporation to provide human resources and certain finance and accounting services. The contract is expected to result in aggregate revenue to the Company of approximately $1.1 billion over the anticipated initial ten-year term if the Company implements and performs according to its plans, although the actual amount may be less based upon a number of factors, including Bank of America's right to terminate the agreement for convenience and the right to terminate the agreement and/or processes for material breach or significant and repeated performance failures.

ACQUISITION OF GUNN PARTNERS, INC.

         In November 1999, the Company acquired certain assets from Gunn Partners, Inc. for an aggregate amount of $15,000,000 in cash, payable in three installments of $5,000,000 each. The first installment was paid at the closing date. The second installment was paid in November 2000. The final installment is payable in November 2001. Robert Gunn, Senior Vice President, Client Leadership, is a shareholder of Gunn Partners, and will receive approximately $4,000,000 of the total proceeds from this acquisition.

EXECUTIVE LOANS

         The Company has agreed to loan Kevin Campbell, Operations President, a maximum of approximately $1,167,000. Mr. Campbell has borrowed $1,062,000 as of the date of this proxy statement. The remaining $105,000 becomes available for borrowing by Mr. Campbell in 3 consecutive monthly installments through July 1, 2001. Mr. Campbell may draw available amounts from time to time as long as he remains employed by the Company. Outstanding draws bear interest at the applicable federal rate, but payment of interest is deferred pending forgiveness or repayment of the loan principal. Mr. Campbell's obligation to repay the loan principal, and interest accrued thereon, will be forgiven in four increments, each equal to approximately one-fourth of the maximum potential loan amount, as of January 1, 2002, January 1, 2003, January 1, 2004 and January 1, 2005, if Mr. Campbell remains employed at that time. If the Company terminates Mr. Campbell's employment without cause, all amounts borrowed by Mr. Campbell, and accrued interest thereon, will be forgiven. If Mr. Campbell's employment is terminated for any other reason, all amounts borrowed and not yet forgiven will become payable upon the Company's demand.

         The Company has agreed to loan Richard Jones, Senior Vice President of International Operations, a maximum of 342,000 British pounds sterling. Mr. Jones has borrowed 136,800 British pounds sterling as of the date of this proxy statement, and the remainder of the loan becomes available for borrowing by Mr. Jones in three tranches of 68,400 British pounds sterling each on July 1, 2001, January 1, 2002 and July 1, 2002, respectively, so long as Mr. Jones is employed in good standing by the Company. Outstanding draws bear interest at a rate of 6.25% per annum, compounded annually, or if higher, the official rate as declared by UK Inland Revenue. Mr. Jones will be obligated to repay the loan in four increments, as of January 30, 2002, January 30, 2003, January 30, 2004 and January 30, 2005. If the Company terminates Mr. Jones' employment without cause or misconduct, all outstanding amounts drawn and accrued unpaid interest on such amounts will become payable on the first anniversary of the date of termination of employment. If the Company terminates Mr. Jones employment for cause or misconduct or if Mr. Jones resigns his employment, or upon his disability or death, all outstanding amounts drawn and accrued unpaid interest on such amounts will become payable upon the Company's demand.

OTHER RELATED PARTY TRANSACTIONS

         The Company has entered into an indemnification agreement with each of its executive officers and directors containing provisions that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on June 2, 2000 through December 31, 2000, to the total return over such period of the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Services Stocks Index. The Nasdaq indices are computed by the Center for Research in Securities Prices. The comparison assumes $100 was invested on June 2, 2000 in the Company's Common Stock at the initial offering price of $10.00 per share and $100 in each of the foregoing indices and assumes reinvestment of all dividends, if any. No dividends have been declared on the Company's Common Stock. The stock price performance illustrated by the following graph is not necessarily indicative of future stock price performance.

                                      June 2, 2000       December 31, 2000
                                      ------------       -----------------
    Exult, Inc.                          $100                  $133

    Total Return Index for
      The Nasdaq Stock Market             100                    69

    Nasdaq Computer & Data
      Processing Services Stocks          100                    65

                        SELECTION OF INDEPENDENT AUDITORS

         The independent public accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the period ended December 31, 2000. The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accounting firm to audit the financial statements for the period ending December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and available to respond to appropriate questions. This representative from Arthur Andersen LLP will have an opportunity to make a statement if he or she so desires.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10% of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2000. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 2000, all of these reports were timely filed except the following: on three occasions Barbara
A. Coull-Williams was late to file a Form 4 - Statement of Changes in Beneficial Ownership of Securities reporting a total of five purchase transactions, on one occasion J. Michael Cline was late filing a Form 4 to report one purchase transaction, and each of the following persons was late in filing a Form 4 to report purchase by such person or his spouse, trusts, or affiliates of shares in the Company's initial public offering: Peter Ackerson, Brian W. Copple, Barbara
A. Coull-Williams, John R. Oltman, and A. Michael Spence.

                      OTHER BUSINESS; STOCKHOLDER PROPOSALS

         Pursuant to the Company's bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before the annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered to the Secretary of the Company at the Company's principal executive offices no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, to be timely, notice by the stockholder must be delivered or received no later than the close of business on the tenth day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. As of the date of this proxy statement, management of the Company was not aware of any other matters to be presented at the annual meeting other than as set forth herein. However, if any other matters are properly brought before the annual meeting, the shares represented by valid proxies will be voted with respect to such matters in the discretion of the designated proxies. An affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting is necessary to approve any such matters.

         Stockholders who wish to have proposals for action at the Company's 2002 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this proxy statement no later than December 17, 2001. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

         In addition, the Company's Amended and Restated Bylaws require that a stockholder give written notice of any proposal or the nomination of a director, addressed to the Secretary of the Company. For an annual meeting, such written notice must be received by the Secretary by the deadline described above. Any notice to the Secretary regarding a stockholder proposal must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (d) any material interest of the stockholder in such business. Any notice to the Secretary regarding a nomination for the election of directors must include:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (e) the consent of each nominee to serve as a director of the Company if so elected. Nothing in this section shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

                                  ANNUAL REPORT

         The Company's annual report to stockholders for the fiscal year ended December 31, 2000, including audited financial statements, has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND THE EXHIBITS THERETO ARE AVAILABLE FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST OF A STOCKHOLDER. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov.


                                                  By the order of the Board
                                                    of Directors


                                                  /s/ BRIAN W. COPPLE
                                                  ------------------------------
                                                      Brian W. Copple
                                                      Secretary


Irvine, California
April 16, 2001

                                   APPENDIX A

                                   EXULT, INC.
                        AUDIT & FINANCE COMMITTEE CHARTER

I. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

         There shall be a committee of the Board of Directors of Exult, Inc. (the "Company") to be known as the Audit & Finance Committee (the "Committee"). The Committee shall be composed of at least three directors, and shall conform to the independence requirements set forth in the applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"). In addition, each member of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise, both as are provided in the rules of the NASD. Unless one of the Committee members is elected by the full Board of Directors as Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

II. PURPOSES, DUTIES, AND RESPONSIBILITIES

         The Committee shall provide assistance to the members of the Board of Directors in fulfilling their responsibilities relating to the accounting, reporting, and financial practices of the Company and its divisions and subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its divisions and subsidiaries. In carrying out its responsibilities, the Committee believes its polices and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with applicable requirements. In carrying out its responsibilities, the Committee will perform the following duties (provided that the listing set forth below does not preclude additional authority as may be conferred upon the Committee by the Board of Directors):

         1. Provide an independent, direct communication among the Board of Directors, financial management, and independent accountants.

         2. Review and recommend to the Board of Directors the firm of independent certified public accountants to be appointed as the independent auditor of the Company, which firm shall be ultimately accountable to the Board of Directors and the Committee, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor if the circumstances warrant.

         3. Review with the independent auditor its audit procedures, including the scope and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

         4. Obtain, review and discuss with the independent auditor the written statement from the auditor required by Independence Standards Board Standard No. 1 concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the objectivity and independence of the auditor.

         5. Review and appraise the Company's internal auditing functions and controls.

         6. Review and discuss with financial management and the independent auditor the Company's annual audited financial statements, including a discussion of the independent auditor's judgment as to the quality of the Company's accounting principles.

         7. Review with financial management and the independent auditor any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as practicable. The Committee Chair may perform this responsibility on behalf of the Committee.

         8. Review with financial management and the independent auditor their activities and significant audit findings, as well as risks and exposures, changes in the accounting policies of the Company, and accounting and financial reporting rule changes that may have a material impact on the Company's financial reports.

         9. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         10. Review the adequacy of this Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

         11. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

III. MEETINGS AND REPORTS

         The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Committee shall meet in executive session with the independent auditors and the Company's financial management at least annually. The majority of the members of the Committee shall constitute a quorum. The Committee shall report to the full Board of Directors and shall make such reports to stockholders as are required by applicable regulations or as the Committee deems advisable.

                                  EXULT, INC.

       PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXULT, INC.

    The undersigned stockholder of Exult, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2001, and hereby appoints James C. Madden, V and Stephen M. Unterberger, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Exult, Inc., to be held on May 17, 2001, at 9:00 a.m., local time, at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, and at any postponements and adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    1. Election of three Class I Directors, to serve until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified.

      FOR all nominees listed below (except as noted)  [ ]
      (to withhold authority to vote for an individual nominee, strike through that nominee's name below)

      Mark F. Dzialga      Michael A. Miles      Thomas J. Neff

      WITHHOLD authority to vote for all nominees  [ ]

    2. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

                          (Continued on reverse side)

                         (Continued from reverse side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE LISTED DIRECTOR NOMINEES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

---------------------------------------------          Signature of stockholder or
Name of stockholder owning shares subject to this      person duly authorized to sign
proxy, as appearing on the stock certificate or stock  on behalf of stockholder.
transfer records.                                      Persons signing in a fiduciary
                                                       capacity (e.g. executors,
                                                       administrators, trustees)
                                                       should so indicate. If the
                                                       stockholder is a corporation, a
                                                       duly authorized officer should
                                                       sign on behalf of the
                                                       corporation and should indicate
                                                       his or her title.

                                                        Date:
                                                              ------------------------

                                                       -------------------------------
                                                                  Signature

                                                        Date:
                                                              ------------------------

                                                       -------------------------------
                                                                  Signature